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                                                               Exhibit 11

     STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
     -----------------------------------------------

                                           Fiscal Three Months Ended                        Fiscal Six Months Ended
                                    ----------------------------------------      --------------------------------------------
                                     Sept. 25, 1998          Sept. 26, 1997         Sept. 25, 1998           Sept. 26, 1997
                                       (13 weeks)              (13 weeks)             (26 weeks)               (26 weeks)
                                    ------------------      ----------------      --------------------       ----------------
BASIC EARNINGS PER SHARE
------------------------
Average shares outstanding                 18,663,000             18,197,000               18,587,000            18,138,000
                                    ==================      ================      ====================       ================

Net income                       $          6,992,000    $         6,907,000   $           13,322,000     $      12,528,000
                                    ==================      ================      ====================       ================

Basic net income per share       $                .37    $               .38   $                  .71     $             .69
                                    ==================      ================      ====================       ================

DILUTED EARNINGS PER SHARE
--------------------------
Average shares outstanding                 18,663,000             18,197,000               18,587,000            18,192,000

Net effect of dilutive stock
options - based on the treasury
stock method using average
market price                                  195,000                300,000                  193,000               300,000
                                    ------------------      ----------------      --------------------       ----------------

            TOTAL                          18,858,000             18,497,000               18,780,000            18,492,000
                                    ==================      ================      ====================       ================

Net income                       $          6,992,000    $         6,907,000   $           13,322,000     $      12,528,000
                                    ==================      ================      ====================       ================

Diluted net income per share     $                .37    $               .37   $                  .71     $             .68
                                    ==================      ================      ====================       ================


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